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                                                 EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Form 8-K being filed under the Securities Exchange Act of 1934 of FiberMark, Inc. of our report dated November 4, 1997 (relating to the financial statements of Steinbeis Gessner GmbH as of and for the year ended December 31, 1996).

We also consent to the incorporation by reference in the registration statements of FiberMark, Inc. (formerly Specialty Paperboard, Inc.) on
Form S-8 (file no. 33-67088) and Form S-8 (file no. 33-81702) of our report referred to in the above paragraph.


Wollert-Elmendorff
Deutsche Industrie-Treuhand GmbH
Wirtschaftsprufungsgesellschaft


Munich, Germany
January 27, 1998